UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2008

REAL ESTATE ASSOCIATES LIMITED III

(Exact name of Registrant as specified in its charter)

            California

        0-10673

  95-3547611

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

Real Estate Associates Limited III, a California limited partnership (the “Registrant”), has a 94% limited partnership interest in Westgate Apartments, Ltd., an Alabama limited partnership (“Westgate”), which owns Westgate Apartments, a 72-unit property located in Albertsville, Alabama. On August 27, 2008, Westgate entered into a purchase and sale contract with a third party, Double E Properties, LLC (the “Purchaser”), to sell Westgate Apartments to the Purchaser for a total sales price of approximately $703,250. The sale is expected to close on October 25, 2008.

As previously disclosed, the mortgage lender had posted a notice of foreclosure sale on the property. Although the sales price is less than the outstanding debt on the property, the lender has indicated that it will accept a discounted payoff. The lender has postponed the foreclosure sale, which had been scheduled for August 28, 2008, to September 25, 2008. Assuming the sale of the property to the Purchaser continues to proceed toward a closing, it is expected that the lender will postpone the foreclosure sale further to allow time for the sale to close. The Registrant had no remaining investment balance in Westgate at June 30, 2008 or December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED III

(a California limited partnership)

           By:

National Partnership Investments Corp.

Corporate General Partner

By: /s/Stephen B. Waters
Stephen B. Waters
Vice President

Date: September 3, 2008